Exhibit 99.1

4Front Ventures Reports Fourth Quarter and Full Year 2023 Financial Results

 FY 2023 Revenue of $97.4 Million, Excluding Discontinued Operations

FY 2023 Adjusted EBITDA1 of $10.1 Million

Appointed Peter Kampian as Chief Financial Officer

Wholesale Revenue Growth in Massachusetts and Illinois: 42% and 75% Year Over Year

Furthers Expansion Strategy in Illinois

PHOENIX, April 15, 2024 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced its financial results for the fourth quarter and full year ended December 31, 2023. All financial information is presented in U.S. dollars unless otherwise indicated.

Q4 2023 Highlights

  GAAP revenue from continuing operations of $ 21.0 million
  Adjusted EBITDA (non-GAAP)1 of $ 2.5 million

FY 2023 Highlights

  GAAP revenue from continuing operations of $ 97.4 million
  Adjusted EBITDA (non-GAAP)1 of $ 10.1 million
  Increased wholesale revenue by 75% in Illinois and 42% in Massachusetts
[1]Adjusted EBITDA is a non-GAAP measure. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion" and the accompanying table for a reconciliation of Adjusted EBITDA (non-GAAP) to net loss, the nearest comparable GAAP measure.

Management Commentary
"As the new CEO of 4Front Ventures, I'm thrilled to take the helm at such a pivotal juncture for our company. Having navigated the many challenges of 2023, I couldn't be more excited to turn the page to 2024," said Andrew Thut, CEO of 4Front Ventures. "Our growth strategy, particularly in Illinois with the imminent opening of our Matteson facility and two new stores, is expected to double our production capacity and significantly boost our revenue and profitability in the state. Additionally, we anticipate further growth in Massachusetts that is expected to accelerate starting in the second quarter, as we expand our wholesale channels and continue to benefit from investments in our cultivation facilities, adjustments made to our product lines, and an improved menu offering."

Mr. Thut continued, "Over the past year, we achieved substantial growth in our wholesale revenue, with a 75% increase in Illinois and 42% in Massachusetts. This growth is a testament to our capacity to deliver high-quality products at the right price. The Washington facilities enjoyed a significant revival, with flower revenue nearly doubling from the first to the last quarter. It's noteworthy that these positive achievements helped to balance out a year fraught with headwinds, particularly in California, and in other competitive local environments as well. While these challenges were costly, they have ultimately paved the way for a more focused, streamlined, and profitable business. We have learned a great deal from our experiences, and our team is stronger and better prepared for the future as a result. With the advancement of our Matteson facility and our ongoing expansion into Illinois retail, I believe that 2024 and 2025 will truly showcase our ability to compete and win in battleground markets."

"As we look ahead, our strategy encompasses more than just expansion; it focuses on innovation, quality, and market engagement. We're leveraging data along with our extensive industry and consumer insights to develop products that meet market demands and appeal to a diverse audience across the entire price-quality spectrum. Our enhanced vape technology includes unique features like the Blast button on Crystal Clear disposables and compact, innovative devices for the Marmas Bar. Additionally, we're broadening our product range with more minor cannabinoids, a greater variety in pre-rolls, and upcoming introductions like liquid diamonds in Marmas Bar vapes, Terp Stix, and Infused 1988 blunts.

"Our efforts to boost the quality and diversity of our flower products have yielded significant results. By diversifying our crop rooms, adopting new dry and cure methods, and switching to rockwool media, we've substantially improved both our harvests and quality control. Our products now feature an average THC level of 25%, with some strains exceeding 30%, and an overall cannabinoid content approaching 31%. These achievements are clear indicators of our operational progress and our commitment to R&D, particularly in the rapidly evolving vape segment, ensuring we maintain a competitive edge."

Mr. Thut concluded, "As the new CEO, I am honored to lead 4Front into this transformative period. Having been with the company for a decade, my commitment to our mission is unwavering. Our team's resilience and adaptability have been outstanding. With a streamlined cost structure, additional innovative products soon to launch, and a clearly defined strategic plan, 4Front is poised for enduring and profitable growth."

Fourth Quarter 2023 Company Highlights

  4Front Bolsters Leadership with Key Senior Management Appointment. Peter Kampian has been welcomed aboard 4Front Ventures as the new Chief Financial Officer, starting December 1, 2023. Kampian brings extensive financial expertise to enhance the company's finance and accounting operations.
  Brand Expansion: The Hunt, a fresh cannabis flower brand, augments 4Front Ventures' portfolio, offering diverse, high-quality, affordable selections in Massachusetts. The Hunt features unique, rare, limited, and small-batch phenotypes, now accessible at Mission Dispensaries and select retailers throughout the state.
  Initiated retail expansion strategy in Illinois. Company set to double its retail presence in Illinois, with the Grand Opening of the new Mission Dispensary in Norridge scheduled in three weeks and New Elston/Logan location opening slated for Q4.
  Recorded significant wholesale revenue growth in Illinois and Massachusetts, with a 75% and 42% increase year-over-year, respectively. This growth reinforces 4Front's status as a leading supplier to prominent third-party retailers in these states.

Post-Quarter End Developments
Subsequent to the end of the fourth quarter, the Company announced the following developments:

  Strengthened Balance Sheet with $23 Million Debt Conversion into Equity. The Company converted $23 million of senior secured debt into common stock, reducing annual interest expense by approximately $3 million.
  Electrical Power Activated at Flagship Matteson, Illinois Facility; Commissioning Progresses. Significant milestones have been achieved, including power activation, commissioning of lighting and HVAC systems, and setup of cultivation and extraction infrastructure, preparing for lab operations and plant introduction this spring.
  New Chief Executive Officer Appointed. Andrew Thut has been named the new CEO by the company's board of directors, effective January 8, 2024, succeeding Leo Gontmakher. Thut, who has been serving as the Company's Chief Investment Officer since October 2014, brings extensive experience in financial management and a robust track record of business leadership. His previous role as Managing Director at BlackRock Advisors LLC, where he oversaw the BlackRock Small Cap Growth Fund, saw the $2 billion fund achieve a ranking within the top five percent of all domestic small-cap growth funds.
  Launch of New Marquee Flower Brand, Mission Cannabis, in Illinois and Massachusetts. The company has rolled out Mission Cannabis, a brand that leverages advanced cultivation techniques and insights to offer products with varied terpene profiles for a superior taste and aroma. This launch follows over five years of dedicated in-house strain development.
  Introduced Crystal Clear Blast to Massachusetts and Illinois Markets. This innovative vape product marks a significant leap in 4Front's commitment to providing top-quality cannabis consumption devices, offering precision control through a unique 'blast' button and consistent delivery via a high-flow atomizer.

Q4 and FY 2023 Financial Overview
Revenue was $ 21.0 million for Q4 2023, down 21% from the fourth quarter of 2022 ("Q4 2022"), and $97.4 million for FY 2023, a decrease of 10% from the prior year. Massachusetts annual revenue of $44.1 million was 7.4% lower than the prior year which was attributed to lower volumes as a result of underperforming flower yields and price declines experienced during the current year.  Revenue in Illinois declined by 7.1% to $37.7 million primarily due to price compression.

Adjusted EBITDA1 was $10.1 million for FY 2023, representing an Adjusted EBITDA margin of 10%,

[1]Adjusted EBITDA is a non-GAAP measure. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion" and the accompanying table for a reconciliation of Adjusted EBITDA (non-GAAP) to net loss, the nearest comparable GAAP measure.

As of December 31, 2023, the Company had $3.4 million in cash and $47.5 million in related-party long-term debt, which has since been reduced by $23 million after the quarter end and is not due until May 1, 2026. As of April 10, 2024, the Company has 912,923,993 Class A subordinate voting shares and 1,276,208 Class C multiple voting shares outstanding.

Conference Call
The Company will host a conference call and webcast today, Monday, April 15, 2024, at 5:00 p.m. ET to review its financial and operating results and provide an update on current business trends.

Date:	Monday, April 15, 2024

Time:	5:00 p.m. Eastern Time

Webcast:	Register

Dial-in:	1-888-664-6392 (North America Toll-Free)

The conference call will be available for replay by phone until April 29, 2024, at 1-888-390-0541, replay code: 812161 # Additionally, the webcast will be archived for approximately 90 days following the call and can be accessed via 4Front's Investor Relations website. For assistance, please contact IR@4FrontVentures.com.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator with operations in Illinois and Massachusetts and facilities in Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

4FRONT VENTURES CORP.
Audited Consolidated Balance Sheets
(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash	$3,398	$14,271
Accounts receivable, net	3,682	5,448
Other receivables	735	93
Current portion of lease receivables	3,990	3,810
Inventory	17,087	18,888
Prepaid expenses and other assets	3,324	1,015
Assets held for sale or disposal	1,696	9,742
Total current assets	33,912	53,267
Property, plant, and equipment, net	36,549	34,414
Lease receivables	3,963	5,611
Intangible assets, net	26,793	29,240
Goodwill	41,807	41,807
Right-of-use assets	118,511	121,929
Deposits	2,419	4,996
Long term assets held for sale or disposal	—	53,468
TOTAL ASSETS	$263,954	$344,732
LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$11,415	$11,101
Accrued expenses and other current liabilities	9,014	9,101
Taxes payable	39,633	36,577
Derivative liability	4,550	—
Current portion of convertible notes	15,818	—
Current portion of lease liability	1,720	2,767
Current portion of notes payable and accrued interest	9,812	9,059
Current liabilities held for sale or disposal	12,037	8,845
Total current liabilities	103,999	77,450
Convertible notes	—	14,843
Notes payable and accrued interest from related party	47,491	49,807
Long term notes payable	11,052	10,456
Long term accounts payable	977	962
Construction finance liability	16,000	16,000
Deferred tax liability	11,882	6,097
Lease liability	123,946	120,672
Long term liabilities held for sale or disposal	—	20,094
TOTAL LIABILITIES	315,347	316,381
SHAREHOLDERS' (DEFICIT) EQUITY
Subordinate Voting Shares (no par value, unlimited shares authorized, 669,519,349 and 643,416,275 shares issued and outstanding as of December 31, 2023 and 2022, respectively)	308,952	304,602
Additional paid-in capital	66,949	59,411
Deficit	(427,402)	(335,755)
Equity attributable to 4Front Ventures Corp.	(51,501)	28,258
Non-controlling interest	108	93
TOTAL SHAREHOLDERS' (DEFICIT) EQUITY	(51,393)	28,351
TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY	$263,954	$344,732

4FRONT VENTURES CORP.
Audited Consolidated Statements of Operations
(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	For the Years Ended December 31,
	2023	2022
REVENUE
Revenue from sale of goods	$86,132	$95,722
Real estate income	11,303	11,942
Total revenues	97,435	107,664
Cost of goods sold	(51,543)	(56,239)
Gross profit	45,892	51,425
OPERATING EXPENSES
Selling, general and administrative expenses	63,407	56,272
Depreciation and amortization	3,120	2,667
Transaction and restructuring related expenses	212	1,022
Impairment of goodwill and intangible assets	—	6,484
Total operating expenses	66,739	66,445
Income (loss) from operations	(20,847)	(15,020)
Other income (expense)
Interest income	3	32
Interest expense	(13,805)	(12,614)
Change in fair value of derivative liability	(385)	3,502
Loss on disposal	(149)	(228)
Gain on extinguishment of debt	29	—
Loss on litigation settlement	(3)	(250)
Other	(2,469)	13,364
Total other income (expense), net	(16,779)	3,806
Net loss from continuing operations before income taxes	(37,626)	(11,214)
Income tax expense	(7,092)	(10,077)
Net loss from continuing operations	(44,718)	(21,291)
Net loss from discontinued operations, net of taxes	(46,914)	(25,586)
Net loss	(91,632)	(46,877)
Net income attributable to non-controlling interest	15	21
Net loss attributable to shareholders	$(91,647)	$(46,898)
Basic and diluted loss per share - continuing operations	$(0.14)	$(0.03)
Basic and diluted loss per share - discontinued operations	$(0.07)	$(0.04)
Weighted average number of shares outstanding, basic and diluted	649,692,245	632,951,141

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to certain non-GAAP financial measures, in addition to GAAP financial measures. 4Front's management uses these non-GAAP measures to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and to evaluate the Company's financial performance.

As there are no standardized methods of calculating non-GAAP measures, our methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others. Accordingly, non-GAAP measures are intended to provide additional information and should not be considered in isolation or used as a substitute for or superior measure of performance prepared in accordance with GAAP.

4Front uses the non-GAAP measure Adjusted EBITDA which, as defined by the Company, excludes from Net Loss:

  Interest income and expense, including interest expense related to leases;
  Current income tax expense;
  Non-cash depreciation and amortization expense, including amortization of leases;
  Non-cash equity-based compensation expense;
  Non-cash impairment charges, as the charges are not expected to be a recurring business activity;
  Non-cash changes in fair value of derivative liability and contingent consideration; and
  Loss on disposal of assets and lease terminations.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP.

The closest comparable GAAP measure to Adjusted EBITDA is Net Loss. A reconciliation of Net Loss to Adjusted EBITDA follows.

Reconciliation of Net Loss to Adjusted EBITDA for the years ended December 31, 2023 and 2022:
(Amounts expressed in thousands of U.S. dollars, unless otherwise stated)

	For the Years Ended December 31,
	2023	2022
Net loss (U.S. GAAP)	$(91,632)	$(46,877)
Less: Net loss from discontinued operations, net of taxes	46,914	25,586
Net loss from continuing operations	(44,718)	(21,291)
Adjusted for:
Interest income	(3)	(32)
Interest expense (1)	30,920	26,733
Income tax expense	7,092	10,077
Depreciation and amortization (2)	9,373	8,397
EBITDA from Continuing Operations (Non-GAAP)	$2,664	$23,884

Share-based compensation (3)	6,860	7,214
Impairment of goodwill and intangible assets	—	6,484
Change in fair value of derivative liability	385	(3,502)
Change in fair value of contingent consideration	—	(2,393)
Loss on disposal and lease termination	149	228
Adjusted EBITDA from Continuing Operations (Non-GAAP)	$10,058	$31,915

___________________

1) For the current period, interest expense includes interest related to leases of $17.1 million for the year ended December 31, 2023. Prior year amounts of $14.1 million for the year ended December 31, 2022 have been reclassified for consistency with the current year presentation. Non-cash interest expense related to leases was previously presented as a reconciling item from EBITDA from Continuing Operations (Non-GAAP) to Adjusted EBITDA from Continuing Operations (Non-GAAP).

(2) For the current period, depreciation and amortization expense includes amortization related to leases of $3.8 million for the year ended December 31, 2023. Prior year amounts of $3.3 million for the year ended December 31, 2022 have been reclassified for consistency with the current year presentation. Non-cash amortization expense related to leases was previously presented as a reconciling item from EBITDA from Continuing Operations (Non-GAAP) to Adjusted EBITDA from Continuing Operations (Non-GAAP).

(3) Although share-based compensation is an important component of employee and executive compensation, determining the fair value of share-based compensation involves a high degree of judgment and as a result the Company excludes share-based compensation from Adjusted EBITDA because its believes that the expense recorded may bear little resemblance to the actual value realized upon future exercise or termination of any related share-based compensation award.

Forward-Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front's periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front, statements regarding when or if retail stores or cultivation and manufacturing facilities will open and be operational, the Company's ability to increase revenue and market share, and other statements regarding future developments of the business. Although 4Front has attempted to identify important factors that could cause actual results, performance, or achievements to differ materially from those contained in the forward-looking statements, there may be other factors that could cause results, performance, or achievements not to be as anticipated, estimated, or intended. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in 4Front's most recent annual and quarterly reports and detailed from time to time in the Company's other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference.

There can be no assurance that forward-looking statements will prove to be accurate or that management's expectations or estimates of future developments, circumstances, or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front disclaims any intention or obligation to update or revise such information, except as required by applicable law.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001783875

For further information: 4Front Investor Contacts: Andrew Thut, Chief Executive Officer, IR@4frontventures.com, 602 633 3067; 4Front Media Contacts, pr@4frontventures.com

CO: 4Front Ventures Corp.

CNW 16:15e 15-APR-24